LBMLT 2006-2 Marketing Pool
IO Loans

		Minimum	Maximum
Scheduled Principal Balance	$253,755,877	$44,000	$1,000,000
Average Scheduled Principal Balance	$322,434
Number of Mortgage Loans	787

Weighted Average Gross Coupon	7.67%	5.80%	10.95%
Weighted Average FICO Score	667	533	808
Weighted Average Combined Original LTV	79.32%	8.00%	96.93%
Weighted Average DTI	42.22%	4.00%	111.00%

Weighted Average Original Term	360 months	360 months	360 months
Weighted Average Stated Remaining Term	358 months	346 months	360 months
Weighted Average Seasoning	2 months	0 months	14 months

Weighted Average Gross Margin	5.00%	4.99%	5.99%
Weighted Average Minimum Interest Rate	7.67%	5.80%	10.95%
Weighted Average Maximum Interest Rate	13.67%	11.80%	16.95%
Weighted Average Initial Rate Cap	1.41%	1.00%	3.00%
Weighted Average Subsequent Rate Cap	1.00%	1.00%	1.00%
Weighted Average Months to Roll	28 months	10 month	60 months

Maturity Date		Jan 1 2035	Mar 1 2036
Maximum Zip Code Concentration	1.11%	94112 (SAN FRANCISCO, CA)

ARM	100.00%

2/28 LIBOR I/O	79.55%
3/27 LIBOR I/O	7.93%
5/25 LIBOR I/O	12.52%

Interest Only	100.00%

Prepay Penalty: 0 months	25.04%
Prepay Penalty: 12 months	6.64%
Prepay Penalty: 24 months	46.65%
Prepay Penalty: 36 months	21.68%

First Lien	100.00%

Full Documentation	54.64%
Limited Documentation	8.17%
Stated Income Documentation	37.19%

Cash Out Refinance	30.01%
Purchase	67.69%
Rate/Term Refinance	2.30%

2 Units	6.41%
3 Units	0.48%
4 Units	1.88%
Condominium	10.37%
PUD	12.53%
Single Family	68.23%
Townhouse	0.09%

Non-owner	8.55%
Primary	90.03%
Second Home	1.42%

Top 5 States:
California	60.27%
Florida	8.51%
New York	4.24%
Maryland	3.93%
Virginia	3.57%

LBMLT 2006-2 Marketing Pool
IO Loans
CLTV with Silent 2nds	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	10	2,120,000.00	0.84%	7.200	358	39.62	690
50.00- 54.99	3	816,464.11	0.32%	7.077	357	51.43	643
55.00- 59.99	11	3,334,900.00	1.31%	6.750	358	57.32	627
60.00- 64.99	8	2,552,499.00	1.01%	6.441	357	62.41	645
65.00- 69.99	15	4,453,065.22	1.75%	7.026	358	67.70	642
70.00- 74.99	14	4,961,612.38	1.96%	7.444	357	71.90	648
75.00- 79.99	29	11,629,476.20	4.58%	7.256	357	77.50	667
80.00	61	19,200,131.61	7.57%	7.628	358	80.00	654
80.01- 84.99	21	7,537,854.05	2.97%	7.439	356	83.23	661
85.00- 89.99	37	9,935,123.73	3.92%	7.969	356	84.76	665
90.00- 94.99	59	20,171,620.38	7.95%	8.211	358	86.08	657
95.00- 99.99	29	9,845,492.87	3.88%	7.630	358	80.07	662
100.00	490	157,197,637.93	61.95%	7.710	358	79.91	673
Total	787	253,755,877.48	100.00%	7.673	358	79.32	667

LBMLT 2006-2 Marketing Pool
cltv

		Minimum	Maximum
Scheduled Principal Balance	$3,003,799,153	$9,997	$1,000,000
Average Scheduled Principal Balance	$203,813
Number of Mortgage Loans	14,738

Weighted Average Gross Coupon	8.54%	5.45%	13.90%
Weighted Average FICO Score	632	465	819
Weighted Average Combined Original LTV	80.86%	8.00%	100.00%
Weighted Average Combined Original LTV Including Silent 2nd	99.33%	10.00%	100.00%
Weighted Average DTI	41.68%	0.40%	111.00%

Weighted Average Original Term	414 months	120 months	480 months
Weighted Average Stated Remaining Term	412 months	118 months	480 months
Weighted Average Seasoning	2 months	0 months	14 months

Weighted Average Gross Margin	5.10%	4.99%	6.99%
Weighted Average Minimum Interest Rate	8.47%	5.45%	13.90%
Weighted Average Maximum Interest Rate	14.47%	11.45%	19.90%
Weighted Average Initial Rate Cap	2.09%	1.00%	3.00%
Weighted Average Subsequent Rate Cap	1.00%	1.00%	1.00%
Weighted Average Months to Roll	26 months	1 month	60 months

Maturity Date		Jan 1 2016	Mar 1 2046
Maximum Zip Code Concentration	0.47%	94565 (BAY POINT, CA)

ARM	88.11%
Fixed Rate	11.89%

2/28 LIBOR	29.34%
2/28 LIBOR I/O	6.72%
2/38 LIBOR	36.97%
3/27 LIBOR	2.89%
3/27 LIBOR I/O	0.67%
3/37 LIBOR	5.94%
5/25 LIBOR	4.49%
5/25 LIBOR I/O	1.06%
6 Month LIBOR	0.04%
Fixed	8.20%
Fixed 2nd	3.70%

Interest Only	8.45%
Not Interest Only	91.55%

Prepay Penalty: 0 months	33.95%
Prepay Penalty: 12 months	5.34%
Prepay Penalty: 24 months	42.94%
Prepay Penalty: 36 months	17.77%

First Lien	96.30%
Second Lien	3.70%

Full Documentation	43.59%
Limited Documentation	3.89%
Stated Income Documentation	52.52%

Cash Out Refinance	34.22%
Purchase	61.94%
Rate/Term Refinance	3.84%

2 Units	7.42%
3 Units	0.80%
4 Units	1.02%
Condominium	6.98%
PUD	12.90%
Single Family	70.79%
Townhouse	0.09%

Non-owner	9.61%
Primary	89.06%
Second Home	1.33%

Top 5 States:
California	39.80%
Florida	7.49%
Illinois	5.48%
Texas	4.47%
New Jersey	4.41%

LBMLT 2006-2 Marketing Pool
cltv
CLTV with Silent 2nds	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	246	37,398,768.52	1.25%	7.922	385	40.63	598
50.00- 54.99	104	19,967,137.11	0.66%	7.827	399	52.40	592
55.00- 59.99	165	36,782,615.81	1.22%	7.751	390	57.78	597
60.00- 64.99	223	54,003,753.21	1.80%	7.921	397	62.53	589
65.00- 69.99	321	76,362,144.28	2.54%	8.049	383	67.05	585
70.00- 74.99	457	105,800,185.73	3.52%	8.333	388	71.89	585
75.00- 79.99	630	160,691,328.72	5.35%	8.320	390	76.68	590
80.00	1,302	280,928,831.13	9.35%	8.562	392	80.00	594
80.01- 84.99	123	31,008,715.38	1.03%	8.434	398	83.24	616
85.00- 89.99	669	154,915,303.12	5.16%	9.263	408	85.04	616
90.00- 94.99	1,536	296,914,914.12	9.88%	9.234	411	88.40	636
95.00- 99.99	846	169,982,706.08	5.66%	8.994	411	87.74	628
100.00	8,116	1,579,042,750.28	52.57%	8.417	423	82.57	653
Total	14,738	3,003,799,153.49	100.00%	8.543	412	80.86	632